                                                               EXHIBIT 10.5 (xi)


                                 Amendment No. 1
                             To Severance Agreement
                                     Between
                            US Facilities Corporation
                                       And
                                   Mark Burke
                                 ---------------


      Whereas, US Facilities Corporation, a Delaware corporation (the "Company"), and Mark Burke (hereinafter referred to as "Executive") entered into a Severance Agreement dated May 24, 1994 with respect to the termination of Executive's employment with the Company (the "Agreement"); and

      Whereas, the Company and the Executive desire to amend Section 4(e) to clarify the definition of events which constitute a "Change in Control" for purposes of this Agreement and to amend Section 5(a) which defines the obligations of the Company regarding salary and bonus termination payments to Executive;

      Now, Therefore, in consideration of the Company's agreement to continue the employment of Executive for a period of a minimum of six (6) months from the date of this Amendment and the payment to Executive of $1.00 and other good and valuable consideration, receipt of which is hereby acknowledged, the Company and the Executive hereby agree to enter into this Amendment to the Agreement as follows:

      1. Section 4(e) of the Agreement as originally written shall be stricken and eliminated from the Agreement, and shall be completely replaced by a new
Section 4(e), which shall read in full as follows:

                (e) For purposes of this Agreement, a "Change in Control" shall mean the occurrence, after the Effective Date hereof, of any of the following events if such events are not approved by the Board of Directors of the Company prior to their occurrence;

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

                    (i) At any time during the term of this Agreement, any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and the regulations of the Securities and Exchange Commission (the "SEC") thereunder, each as in effect on the Effective Date of this Agreement (including any such persons that may be deemed to be acting in concert with respect to the Company or the acquisition, ownership or voting of Company securities) becomes, directly or indirectly, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act and the regulations of the SEC thereunder, each as in effect on the Effective Date of this Agreement) of outstanding securities of the Company representing 10% or more of the combined voting power of the Company's then outstanding securities. For purposes of this subsection (i) of Section 4(e) of the Agreement, a person becomes, directly or indirectly, the beneficial owner of outstanding securities of the Company representing 10% or more of the combined voting power of the Company's outstanding securities when such person, together with all affiliates and associates of such person, acquires beneficial ownership of, in the aggregate, a number of voting shares of the Company equal to 1% or more of the voting shares then outstanding, and thereupon or thereafter beneficially owns (as defined in the aforenoted Rule 13d-3 under the Exchange Act) 10% or more of the voting shares of the Company then outstanding; provided, however, that the concept of any person becoming the owner of 10% or more of the combined voting shares shall not include: (A) the Company, any wholly owned subsidiary of the Company, any employee benefit plan of the Company or of a subsidiary of the Company, or any person holding voting shares for or pursuant to the terms of any such employee benefit plan; or (B) any person if such person would not otherwise be a 10% stockholder but for a reduction in the number of outstanding voting shares resulting from a stock repurchase program or other similar plan instituted by the Company or from a self-tender offer of the Company, which plan or tender offer commenced on or after the Effective Date of this Agreement; provided, however, that the concept of becoming the owner of 10% or more of the combined voting shares shall include such beneficial owner after the first date upon which (x) such person, since the date of commencement of such plan or tender offer, shall have acquired beneficial ownership of, in the aggregate, a number of voting shares of the Company equal to 1% or more of the voting shares then outstanding, and (y) such person, together with all affiliates and associates of such person, shall beneficially own 10% or more of the voting shares of the Company then outstanding. In calculating the percentage of the person for purposes of this subsection, voting shares that are beneficially owned by such person shall be deemed outstanding, and voting shares that are not beneficially owned by such person and that are subject to issuance upon the exercise or conversion of outstanding conversion rights, exchange rights, rights (other than rights), warrants or options shall not be deemed outstanding. Any determination made by the directors as to whether any person is or is not a 10% stockholder for purposes of this subsection shall be conclusive and binding upon the Company and upon all stockholders;

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

                   (ii) At any time during the term of this Agreement the composition of the Board of Directors of the Company is changed such that persons who were directors of the Company as of the Effective Date, or persons nominated or elected as directors by a majority of such persons who were directors as of the Effective Date, do not continue to comprise a majority of the members of such Board of Directors of the Company;

                  (iii) At any time during the term of this Agreement the stockholders of the Company approve a merger or consolidation of the Company with, or a reorganization transaction involving the Company and, any other entity, other than a merger, consolidation or reorganization which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

                   (iv) At any time during the term of this Agreement the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of more than 50% of its consolidated assets.

      2. Section 5(a) of the Agreement as originally written shall be stricken and eliminated from the Agreement, and shall be completely replaced by a new
Section 5(a), which shall read in full as follows:

                (a) Salary and Bonus: Subject to the limitations set forth in
      Section 7 hereof, the Company shall pay to the Executive that amount which is equal to his regular base salary, at the rate then in effect, for a period of two (2) years, plus a bonus in an amount which shall be equal to the largest cash bonus actually received by Executive during his term of employment with the Company; provided, however, that if Executive shall have entered into an Employment Agreement with the Company which is in effect at the time of Executive's termination, then and in that event the Company and Executive agree that upon Executive's termination Executive shall be entitled to receive either (i) the salary and bonus termination payments under this Section 5(a), or (ii) the salary and bonus terminations payments provided for in such Employment Agreement, whichever salary and bonus termination payment is the greater; but under no conditions shall Executive be entitled to receive upon termination both the salary and bonus termination payments under this Severance Agreement and the salary and bonus termination payments under any such Employment Agreement.

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

      3. This Amendment shall be retroactive and shall be considered and deemed to have been in effect as of May 24, 1994, the Effective Date of the Agreement, which is the date when it was entered into by the parties hereto.

      4. Apart from this Amendment, the terms of the Agreement as entered into on May 24, 1994 shall otherwise in all respects remain as originally written to the extent that such terms do not conflict with or are inconsistent with this Amendment.

      In Witness Whereof, this Amendment No. 1 has been executed by a duly authorized officer of the Company and by the Executive as of the 4th day of December, 1996.

      Company:         US Facilities Corporation

                       By  /s/ DAVID L. CARGILE
                       -------------------------------------
                       David L. Cargile
                       President and Chief Executive Officer


      Executive:       /s/ MARK BURKE
                       ----------------
                        Mark Burke

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